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                                                                  Exhibit 10.101

                             SIXTH AMENDMENT TO THE

                 1998 RESTATEMENT OF THE HA-LO INDUSTRIES, INC.

                               401(k) SAVINGS PLAN


         WHEREAS, HA-LO Industries, Inc. (the "Corporation") established and maintains the HA-LO Industries, Inc. 401(k) Savings Plan, as amended and restated effective January 1, 1998 (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, the Corporation desires to amend the Plan to allow overtime pay to be taken into account as compensation under the terms of Plan, which will allow 401(k) contributions to be deducted from overtime pay and matching contributions made with respect to the deferrals from overtime pay;

         NOW, THEREFORE, by virtue of the power granted to the Corporation by
Section 11.1 of the Plan, and in exercise of the authority delegated to the undersigned by the same provision, the Plan be and it hereby is amended, effective as of January 1, 1999, by amending Section 2.7 of the Plan to read as follows:

         COMPENSATION means for any period the base salary, wages and overtime pay paid by the Company or any Related Entity for services rendered as an employee, including commissions paid to sales representatives, and the amount of any Company contribution pursuant to a salary reduction agreement which is not includable in the gross income of the Participant under Code Section 125, 402(e)(3), 402(h) or 403(b). Compensation, however, shall not include the Participant's share in any Profit Sharing or Matching Contributions under the Plan or to any other employee benefit or insurance program, or bonuses. For all purposes of the Plan, Compensation in excess of the applicable dollar limitation contained in Code Section 401(a)(17), as may be adjusted by the Secretary of the Treasury for cost-of-living increases, shall be disregarded for each Plan Year. The Compensation of a Participant who becomes eligible to participate at any time other than the first day of a Plan Year shall include only his Compensation paid to him while a Participant in the Plan.


         IN WITNESS WHEREOF, HA-LO Industries, Inc. has caused this Sixth Amendment to be executed on behalf of the Corporation on this _____ day of December1999.

                                       HA-LO INDUSTRIES, INC.

                                       By:
                                          ------------------------
                                          Lou Weisbach